Exhibit 1.01 Conflict Minerals Report of Cohu, Inc.

This report for the twelve months ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

Forward Looking Statements

This Form SD and the exhibit attached hereto contain certain forward-looking statements relating to due diligence and compliance process improvements. Such forward-looking statements are based on management’s current expectations and beliefs and are not a guarantee of future performance and are subject to a number of uncertainties and other factors primarily whether industry organizations and initiatives such as the Electronic Industry Citizenship Coalition (“EICC”) and Conflict-Free Sourcing Initiative (“CSFI”) remain effective as a recognized source of external support in the conflict minerals compliance process. Such risks and uncertainties may be outside of management’s control which could cause actual events to differ materially from those expressed or implied by the statements made herein and we undertake no obligation to publicly update any forward-looking statements.

Background

In 2010, the United States Congress enacted Section 1502 of the Dodd Frank Financial Reform Act (the “Act”), which issued rules requiring certain companies to disclose their use of conflict minerals if those minerals are “necessary to the functionality or production of a product” manufactured by those companies. Under the Act, those minerals include tantalum, tin, tungsten and gold (3TG) and herein are referred to as “Conflict Minerals”.

Congress enacted this legislation due to concerns that the exploitation and trade of Conflict Minerals by armed groups is helping to finance conflict in the Democratic Republic of Congo (“DRC”) region and surrounding areas (Angola, Burundi, Central Africa Republic, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, collectively, the “Covered Countries”) and is contributing to a humanitarian crisis.

Adherence to the Law

Cohu, Inc. (“Cohu”, “we”, “our” and “us”) is committed to sourcing components and materials from companies that share our corporate values regarding respect for human rights and integrity. Cohu corporate responsibility involves taking meaningful steps to ensure that the raw materials, components and sub-assemblies we receive from our supply chain are responsibly sourced. We will not support any vendor or other entity in our supply chain that extracts or transports materials defined as Conflict Minerals and uses the resulting financial or other resources to fund or support conflict in the DRC or any other country that could potentially contribute to human rights violations.

Cohu has adopted and published policies on Conflict Minerals and Supplier Code of Conduct, which are publicly available on our website at www.cohu.com/about/responsibility. Since the adoption of the Act, we have worked to strengthen our engagement with our suppliers through the fulfillment of the supplier code of conduct and by incorporating portions of the code of conduct into contracts with our suppliers. In summary, Cohu expects all vendors and suppliers to:

●	Purchase materials from legitimate sources not involved in funding conflict in the DRC and surrounding areas.

●	Avoid the use of Conflict Minerals which may directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.

●	Confirm that all Conflict Minerals purchased are conflict-free, based on personal knowledge and / or written guarantees provided by the supplier.

●	Cooperate with our due diligence process that Cohu has established to comply with the Act.

Our Company and Products

Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors. We develop, manufacture, sell and service a broad line of equipment capable of handling a wide range of integrated circuits and light-emitting diodes (LEDs). Test handlers are electromechanical systems used to automate testing of integrated circuits and LEDs in the back-end of the semiconductor manufacturing process. Testing determines the quality and performance of the semiconductor device prior to shipment to customers. Testers are designed to verify the performance of semiconductor devices, such as microprocessors, logic, analog, memory or mixed signal devices. Handlers are automated systems engineered to thermally condition and present for testing the packaged semiconductor devices. The majority of test handlers use either pick-and-place, gravity-feed, turret or test-in-strip technologies. The type of device, test parallelism, thermal requirements and signal interface requirements normally determines the appropriate handling approach. Our products, like virtually all companies in the semiconductor and electronics industries, contain various metals including tantalum, tin, tungsten and gold, which originate in mines throughout the world.

Like other companies in the semiconductor and electronics industries, we have a complex globally dispersed supply chain with multiple tiers of suppliers between Cohu and the actual mining of the Conflict Minerals used in our products. As a downstream company, we do not directly purchase these minerals, nor do we have any direct relationship with mines or smelters that process these minerals. Therefore, we must rely on the good faith efforts of our suppliers and component manufacturers, including sub-tier suppliers, to provide us with information on the origin of the materials contained in our products and product components.

Pursuant to the Act, we are required to make certain inquires and perform certain due diligence with respect to any Conflict Minerals that are necessary to the functionality or production of a product manufactured or contracted to be manufactured by us or any of our subsidiaries.

Due Diligence Process

For the current reporting period we conducted a Reasonable Country of Origin Inquiry (“RCOI”), regarding sub-assemblies, parts and raw materials parts provided by our suppliers. Consistent with prior years, we utilized the due diligence framework advocated by the Organization for Economic Co-operation and Development (“OECD”), as tailored for downstream companies and among other actions, implemented the internal due diligence guidance of the OECD as it pertains to Conflict Minerals sourcing. We continued to employ an internal Conflict Minerals Compliance Team (“Team”) to support our supply chain due diligence. The Team includes members of our Senior Management and appropriate employees within our quality, supply chain, finance and operations departments. Our due diligence includes, but is not limited to, the following steps:

●

The first step of our internal due diligence was to evaluate our products to determine if they contain any Conflict Minerals that are necessary to the product’s functionality or production. After determining that certain of our products contained Conflict Minerals necessary to product functionality, we performed a review of our list of suppliers that provide us with those items identified as containing Conflict Minerals.

●

The Team conducted a RCOI with our suppliers to determine whether in-scope Conflict Mineral content originated in the DRC or one of the Covered Countries. We utilized the Conflict Free Sourcing Initiative (“CFSI”) standardized supplier survey and its Conflict Minerals Reporting Template (“CMRT”) to gather information that would enable us to evaluate the source and chain of custody of the materials that suppliers provided.

●

The primary purpose of the CMRT is to determine the source of the identified Conflict Minerals to identify whether (i) Conflict Minerals sourced by our suppliers originated in the DRC and (ii) smelters used by our suppliers (or our supplier’s suppliers) have been validated as compliant in accordance with the CFSI’s Conflict Free Smelter Program (“CFSP”), including the country of origin, location of the mine or the smelter from which the materials were produced, or determine if the materials originated from scrap or recycled sources.

●

The Team categorized our suppliers into three types: manufacturing partners; component suppliers; and logistics and service providers. For purposes of our current year RCOI, logistics and service providers were excluded as we concluded that they do not provide us with any materials within the scope of the Act. Subsequently, as it relates to our manufacturing partners and components suppliers surveyed (collectively referred to as “in-scope suppliers”) our RCOI due diligence performed was conducted per guidelines fostered by the OCED and the Global e-Sustainability Initiative (“GeSI”) as follows:

o

We defined our supply chain due diligence scope of work to include our in-scope suppliers and we encouraged them to join EICC to further provide transparency evidencing their commitment to becoming conflict-free and to engage with our industry’s effort to achieve the OCED mission of cultivating transparent mineral supply chains and sustainable corporate engagement in creating a responsible global minerals supply chain.

o

The adoption and utilization of the industry standard templates and tools aids us in establishing consistency and transparency throughout our supply chain. We employed an EICC online application to collect, validate, manage and aggregate the data reported in the CMRT’s posted by our suppliers and reported the results to senior management.

o

Most of our suppliers execute and post their CMRT’s on the EICC site documenting smelters and countries of origin for the conflict minerals contained in their products. Some suppliers forwarded their CMRT’s directly to us. We contacted suppliers whose responses contained incomplete or unclear information to request further clarification.

o

We cross referenced the smelter information provided by our suppliers against the CFSI Standard Conflict Free Smelter list to validate our supplier conformance and results compiled for reference in Annex A. The CFSI Standard Smelter List was developed for verification of those Smelters that are compliant in accordance with OECD guidance and have been subject to an independent third party audit to assess whether a smelter entity employed EICC/CFSI policies, practices, and procedures to source conflict free minerals. Some of these Smelters listed may still be actively in the process of gaining certification.

o

We performed risk mitigation efforts with suppliers we identified to be out of conformity with our conflict minerals policy and supplier code of conduct by working with them to bring them into compliance.

There are inherent limitations in our due diligence process. Cohu is an indirect purchaser of Conflict Minerals and our due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals we utilize. As we do not have a direct relationship with smelters and refineries, we rely on the efforts of our suppliers to provide us with up-to-date and accurate smelter and refinery sourcing information. In turn, our suppliers seek similar information within their own supply chains to identify the original sources of Conflict Minerals and such sources of information may produce inaccurate or incomplete information.

Cohu utilizes certain small businesses, both domestic and international, within our supply chain. We have been informed that some of these suppliers have difficulty performing due diligence at their level of the supply chain. In addition, certain responding suppliers provided information that was incomplete. We were unable to obtain verifiable smelter data from such suppliers as a result. Non-responding suppliers failing to report produce a gap in smelter source determination for certain commodities.

We continue to work with our suppliers in our ongoing continuous improvement effort and strive to attain year over year improvement in our reporting effectiveness. During the current year, we successfully increased the response rate by 7% over our 2016 results and we achieved a 94% response rate of all of our in-scope suppliers surveyed. Of the suppliers who responded, 14% declared no Conflict Minerals were included within products supplied to us and therefore did not include any smelter information. For the remaining responder’s declarations received, we have determined that greater than 90% of respondents have declared the source of Conflict Minerals received from smelters that were on CFSI’s list. The other declared smelter facilities were identified as not being located within the Covered Countries, but had not yet received a conflict free certification by an independent 3rd party.

Identified 3TG Sourcing Information

Based on our due diligence process and the information received from our suppliers, the facilities presented in Annex A were identified by our suppliers as the smelters and refiners of the tin, tantalum, tungsten and gold present in and necessary to the functionality of our products manufactured in the twelve months ended December 31, 2016. The information from our suppliers is still evolving and the smelter list presented in Annex A is based on our good faith efforts.

ROCI Results

Based on the results of our due diligence efforts as described herein, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our products or whether the minerals in our products are from recycled or scrap sources. We are not declaring any of our products as DRC Conflict Free for the current reporting period and, accordingly, are not required to obtain an independent private sector audit of the Conflict Minerals Report.

Future Steps towards Conflict Mineral Compliance

Cohu will continue to exercise due diligence to identify risk of exposure to Conflict Minerals originating from Covered Countries. Moving forward, we intend to take the following steps with respect to our due diligence process to further mitigate the risk that Conflict Minerals in our products are sourced from the DRC or a Covered Country:

●

We will continue to invest in our strong management systems which include our global team of professionals from across our organization. Supply Chain, Quality and managers throughout our organization will continue to enforce our established policies with regard to the sourcing of Conflict Minerals, conduct due diligence and report the result of their efforts to Senior Management.

●

We continue to incorporate Conflict Minerals compliance requirements into our supplier contracts, supplier performance review and retention process and require that all new suppliers agree to provide us with their Conflict Minerals compliance status during the supplier on-boarding and qualification process.

●	Identify Conflict Minerals associated with new product launches.

●	Continue to encourage our suppliers to purchase materials from smelters listed in the Conflict Free Smelter List.

●

In the event Conflict Minerals originating in the DRC are identified, after providing the opportunity to change, we expect to disengage from any suppliers found to be persisting in supplying us with Conflict Minerals from sources that support conflict in the DRC or any adjoining country. We intend to continue supporting, promoting and relying on industry initiatives, such as the EICC, GeSI and CFSI, to validate that the sources of the minerals used in our products are not contributing to human rights violations.

Annex A. Smelter Information

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in our products include the smelters and refiners listed below.

Metal	Smelter Name	Country	Smelter Identification
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Colt Refining	UNITED STATES	CID000288
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328
Gold	DaeryongENC	KOREA (REPUBLIC OF)	CID000333
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Metal	Smelter Name	Country	Smelter Identification
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co. Ltd	KOREA (REPUBLIC OF)	CID000988
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	LS-Nikko	KOREA (REPUBLIC OF)	CID001578
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Metal	Smelter Name	Country	Smelter Identification
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA (REPUBLIC OF)	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708
Gold	SAAMP	FRANCE	CID002761
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

Metal	Smelter Name	Country	Smelter Identification
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	AURA-II	UNITED STATES	CID002851
Gold	Gujarat Gold Centre	INDIA	CID002852
Gold	Sai Refinery	INDIA	CID002853
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Pease & Curren	UNITED STATES	CID002872
Gold	SungEel HiTech	KOREA (REPUBLIC OF)	CID002918
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002705
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES	CID002590
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Cabot Corporation	UNITED STATES	CID000564
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Group	GERMANY	CID000654
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Metal	Smelter Name	Country	Smelter Identification
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Kemet Blue Powder	UNITED STATES	CID000963
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee	AUSTRIA	CID001368
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Tantalite Resources	SOUTH AFRICA	CID001879
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	INDONESIA	CID002593

Metal	Smelter Name	Country	Smelter Identification
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Elmet S.L.U.	SPAIN	CID002774
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi Nanshan	CHINA	CID000864
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo Chimique	BELGIUM	CID001143
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Phoenix Metal Ltd.	RWANDA	CID002507

Metal	Smelter Name	Country	Smelter Identification
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	Ketabang	INDONESIA	CID001412
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539

Metal	Smelter Name	Country	Smelter Identification
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	HC Starck GmbH	GERMANY	CID000683
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Metal	Smelter Name	Country	Smelter Identification
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095